Exhibit 99.1

AMCOMP RECEIVES NOTICE FROM FLORIDA OFFICE OF INSURANCE REGULATION REGARDING EXCESSIVE PROFITS FILING

North Palm Beach, FL, May 23, 2008 – AmCOMP Incorporated (Nasdaq: AMCP) today announced that it received a Notice of Intent to Issue Order to Return Excess Profit from the Florida Office of Insurance Regulation (FOIR).  The Notice indicates on a preliminary basis that FOIR proposes to make a finding, following its review of data submitted by AmCOMP on June 22, 2007 for accident years 2003, 2004 and 2005, that “Florida excessive profits” (as defined in Florida Statute Section 627.215) in the amount of approximately $11.7 million have been realized by AmCOMP and are required to be returned to policyholders.

AmCOMP believes, in part based on advice from legal counsel, that the formulation used by FOIR in computing Florida excessive profits is not the only one permitted by Florida law.  On May 22, 2008, AmCOMP amended its previously filed returns to include additional items deductible in calculating Florida excessive profits.  Both the original filing and the amended filing reflect that there were no Florida excessive profits for the applicable reporting periods.  FOIR is in the process of reviewing AmCOMP’s amended filing.  There can be no assurance that FOIR will accept AmCOMP’s position.

Contact:	Kumar Gursahaney, AmCOMP Incorporated
+1-561-863-2616